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                                                                    Exhibit 99.3

                                 Smart & Final.

                          Restricted Stock Agreement
                      Long-Term Equity Compensation Plan
                              Smart & Final Inc.


((NAME)) ("Participant") has been granted restricted shares of Smart & Final Inc. common stock ("Restricted Stock") in connection with the Voluntary Exchange Program of Stock Options-for-Restricted Stock ("Program") of Smart & Final Inc., dated as of February 26, 2001. The "Date of Grant" as listed below is coincident with the date of Participant's voluntary election under the Program. The Restricted Stock is granted pursuant to the Long Term Equity Compensation Plan (the "Plan"). This Restricted Stock Agreement ("Agreement") provides a brief summary of your rights under the Plan, although reference is made to the Plan for the details of all of your rights under the Plan and this Agreement, as well as all of the conditions and limitations affecting such rights. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

                       Overview of Your Restricted Stock
1.  Date of Grant:...............................................((GRANTDATE))
2.  Number of Shares of Restricted Stock Granted:...................((GRANT))

3.  Vesting Date:..............................................((VESTING DATE))

4. Employment by the Company: The Restricted Stock will be forfeited by the participant without compensation by Smart & Final Inc. ("Company") in the event that Participant's employment by the Company (or its subsidiaries or affiliates) is terminated prior to the Vesting Date, subject to Section 6 below. This grant of Restricted Stock, however, shall not impose upon the Company (or its subsidiaries or affiliates) any obligation to retain the Participant in its employ for any given period or upon any specific terms of employment.

5. Dividend Equivalents: Until the Restricted Stock is vested or forfeited, the Participant is entitled to receive all dividends and other distributions paid with respect to an equivalent number of unrestricted shares of Smart & Final Inc. common stock. The value of any such dividends or distributions shall be accrued and paid out in accordance with the delivery of the Restricted Stock described in Section 7 below.

6. Termination of Employment By Reason of Death, Retirement, and Vesting in Connection with a Change in Control: In the event the Participant's employment is terminated by reason of death or retirement, or in the event of a Change in Control, prior to the Vesting Date, the Restricted Stock shall then immediately become fully vested in the Participant.

7. Form of Delivery of Restricted Stock: You will have dividend, voting and other stockholder rights with respect to your Restricted Stock as of the date the Restricted Stock is credited to your account. Delivery of the Stock shall be made within forty-five (45) calendar days following the Vesting Date.

Restricted Stock Agreement                                           Page 1 of 2

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8.  Deferral of Constructive Receipt: If the Participant is otherwise eligible to participate in the Smart & Final Supplemental Deferred Compensation Plan ("SDCP"), grants of Restricted Stock may be deferred in accordance with the provisions of the SDCP.

9. Transferability: Prior to delivery as referenced in Section 7, Restricted Stock is not transferable by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, except as provided in the Plan.

10. Status of Restricted Stock: The shares of the Company's common stock which are the subject of the Restricted Stock have been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. If the participant is an officer or director subject to the reporting requirements of the Securities and Exchange Act of 1934, the participants Restricted Stock may only be sold in compliance with Rule 144 promulgated by the SEC. Please contact the Company's Human Resources Department regarding the transferability of the Restricted Stock.

Please acknowledge your agreement to participate in the Plan and this Agreement and to abide by all of the governing terms and provisions by signing the following representation:


                           AGREEMENT TO PARTICIPATE

    By signing a copy of this Agreement and returning it to the Human Resources Department of the Company, I acknowledge that I have read the Plan and this Agreement, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to receive Restricted Stock. Without limiting the generality of the preceding sentence, I understand that my right to acquire Restricted Stock is conditioned upon my continued employment with the Company.


PARTICIPANT:

Participant Name:  ((NAME))

Participant Signature:  ____________________________

Date:                   ____________________________


ACCEPTED FOR SMART & FINAL INC.

By:                  _________________________________

Its:                 _________________________________

Restricted Stock Agreement                                           Page 2 of 2